Voyager Reports First Quarter 2026 Financial Results, Reports 1Q Record Backlog, Increases 2026 Revenue Guidance
DENVER, May 4, 2026 /Business Wire/ -- Voyager Technologies, Inc. [NYSE: VOYG] (“Voyager” or the “Company”), today announced financial results for the first quarter 2026.
Based on accelerating and record backlog of $275.3 million, Voyager is increasing its 2026 revenue guidance to be in the range of $230 million to $255 million.
Business and Financial Performance Highlights
•Strong start to 2026 with a record Backlog of $275.3 million, an increase of 54% year over year
•1Q Bookings of $45.2 million, Book-to-Bill ratio 1.3
•Strong momentum continued into early 2Q, evidenced by multiple Golden Dome program awards and recent NASA award of Private Astronaut Mission to ISS
•Delivered 1Q net sales of $35.2 million
•Robust balance sheet, including $429.4 million in cash and cash equivalents, and total liquidity of $641.4 million, including $212 million available capacity under our revolver
•Raising 2026 Revenue guidance range to $230 million to $255 million, a significant acceleration of 39-53% over last year, underscoring execution of our growth strategy
"We achieved a new record backlog with strong bookings across all of our core technologies" said Voyager Technologies Chairman & CEO Dylan Taylor. "The scale of demand being signaled by the Department of War is historic, with Golden Dome now framed as a generational, multi-domain investment and a clear directive to industry to expand domestic production of propulsion systems, energetics, and munitions components. The groundbreaking of the Voyager American Defense Complex in Pueblo, Colorado this quarter — a 150,000-square-foot advanced manufacturing facility designed for high-volume production of solid rocket motors, propulsion systems, and energetic materials — is a direct response to that demand signal and positions us as a critical node in the domestic defense industrial base the Pentagon is urgently working to rebuild."
"Our Defense and Space Technologies segment remains a powerful growth engine, fueled by strong customer engagement and new business wins across several key missile defense programs, in addition to continued execution on the Next Generation Interceptor. Voyager is deeply aligned with the highest-priority national security objectives, driving a new record backlog that grew to $275 million," continued Taylor. "Additionally, NASA recently selected Voyager for its seventh private astronaut mission to the International Space Station, VOYG-1, a milestone that reflects the trust our customers place in us and the depth of our human spaceflight capabilities, all while Starlab achieved four additional NASA milestones.

Our strong liquidity position of $641.4 million enables us to increase innovation spend to a record level, with a focus on highly visible opportunities such as Golden Dome, next-generation space-domain maneuverability, advanced mission-critical electronics, and AI-accelerated manufacturing, while M&A remains a top priority.
With a record backlog, sustained budget momentum, mission urgency, and a growing domestic manufacturing capability, we are extremely well positioned to significantly accelerate our revenue growth relative to last year."
Business and Financial Performance Results
Voyager began 2026 with strong operational momentum, delivering first-quarter bookings of $45.2 million, exceeding expectations, and a book-to-bill ratio of 1.3, reflecting continued demand across its portfolio.
Net sales of $35.2 million were in line with expectations, while total backlog reached a record $275.3 million, up 54% year over year, providing strong visibility into future revenue.
Innovation is a foundational pillar of our long-term strategy and a key differentiator across the defense, national security and space sectors. For the three month ended March 31, 2026, innovation spend was 48% of net sales, excluding Starlab, and 151% on a consolidated basis. See Table 5 for additional details.
Profitability reflects continued investment in long-term growth initiatives, including the ramp-up of Starlab program activities and increased spending on innovation. For the quarter, we reported a net loss of $(44.0) million, or $(0.75) per share, and a non-GAAP adjusted loss of $(35.8) million, or $(0.61) per share. Non-GAAP Adjusted EBITDA was $(33.3) million, primarily driven by the scaling of Starlab and ongoing investments to support future growth.
Voyager maintains a strong financial position, ending the quarter with $429.4 million in cash and cash equivalents and total liquidity of $641.4 million, including $212 million available capacity under our revolver. This robust balance sheet provides significant flexibility to fund strategic growth initiatives, support program execution, and invest in innovation while maintaining disciplined capital management.
Defense and Space Technologies Segment Highlights
Voyager’s Defense and Space Technologies segment delivers a diversified portfolio of mission-critical capabilities across strategic systems, advanced electronics, spectrum dominance, mission management, and space infrastructure. The segment supports key national security and space programs with strengths in propulsion and energetics, sensing and ISR, communications, AI/ML-enabled data exploitation, and guidance, navigation, and control.
Orders for the three months ended March 31, 2026 were $45.2 million, as we continue to experience strong demand for defense and national security programs, including multiple programs of record tied to the U.S. Golden Dome initiative.
Net sales for the three months ended March 31, 2026 were $35.2 million, in-line with our expectations, driven by strategic growth including acquisitions completed in the later part of last year, offset by the planned wind-down of a NASA services contract.

Starlab Space Stations Segment Highlights
Our Starlab Space Stations segment is a Voyager-led, majority-owned joint venture focused on developing the commercial replacement for the International Space Station. While Starlab does not generate revenue today, nor is expected to generate revenue in the near term, we have received significant funding from NASA under our Space Act Agreement. In the first quarter of 2026, Starlab achieved four key milestone and received $24.0 million in cash from NASA, highlighting strong progress and continued momentum.
Business Outlook for the Full Year 2026
For the full year 2026, we increased our guidance range to $230 million to $255 million. This outlook underscores the resilience of our business model and reflects the successful execution of its growth strategy and supported by our new backlog record.
The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, subject to certain risks and uncertainties, including certain assumptions with respect to our ability to efficiently and on a timely basis integrate acquisitions, obtain and retain contracts, changes in the timing and/or amount of government spending, react to changes in the demand for our products, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates and investors should review all risks related to achievement of the guidance reflected under “forward-looking statements” below and in the Company’s filings with the Securities and Exchange Commission.
Conference Call and Live Webcast
Voyager Technologies, Inc. will host its first quarter 2026 earnings conference call Tuesday, May 5, 2026, at 9 a.m. ET. Hosting the call to review results will be Dylan Taylor, Chief Executive Officer; Phil De Sousa, Chief Financial Officer; and Adi Padva, Senior Vice President, Corporate Development and Investor Relations.
A live webcast of the call will be made available on the Events & Presentations section of Voyager’s Investor Relations website at investors.voyagertechnologies.com. The earnings release and presentation will be posted to the Investor Relations website prior to the call.
A replay of the call will be available approximately one hour after the call through the archived webcast on the Events & Presentations section of Voyager’s Investor Relations website.
Audio Replay
An audio replay of the event will be archived on the Investor Relations section of the Company's website at https://investors.voyagertechnologies.com.
About Voyager Technologies, Inc.
Voyager Technologies, Inc. is a defense and space technology company committed to advancing and delivering transformative, mission-critical solutions. By tackling the most complex challenges, Voyager aims to unlock new frontiers for human progress, fortify national security, and protect critical assets from ground to space. For more information visit: voyagertechnologies.com.
Non-GAAP Financial Measures
Non-GAAP financial measures are not calculated or presented in accordance with GAAP and other companies in our industry may calculate them differently than we do. As a result, non-GAAP financial measures have limitations as analytical and comparative tools and you should not consider them in isolation, or as a substitute, for analysis of our results as reported under GAAP. In addition, in evaluating Adjusted EBITDA, adjusted earnings per share and free cash flow, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of Adjusted EBITDA, adjusted loss per share and free cash flow should not be construed as an inference that our future results will be unaffected by unusual items. Management compensates for these limitations by primarily relying on our GAAP results in addition to using Adjusted EBITDA, adjusted earnings per share and free cash flow supplementally.
Adjusted EBITDA
We consider Adjusted EBITDA to be a useful, supplemental, measure of our operating performance. We use Adjusted EBITDA to supplement GAAP measures in evaluating the performance of our business and the effectiveness of our strategies, to make budgeting decisions, make certain compensation decisions, and to compare our performance against that of our peer companies, many of which present similar non-GAAP financial measures.
In addition, we believe Adjusted EBITDA provides a useful measure for period-to-period comparisons of our business, as they remove the impact of our capital structure and other items not indicative of our core operating performance from operating results.
We define EBITDA as net loss attributable to Voyager Technologies, Inc. plus (less) finance and interest expense, provision for income tax expense (benefit), and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for stock-based compensation, business acquisition costs, restructuring charges, impairment losses, income (loss) attributable to noncontrolling interests, and other items we do not believe are indicative of our core operating performance, including incremental organizational costs attributable to our initial public offering, changes in the fair value of earnout liabilities, and foreign exchange gain/loss.
Free Cash Flow
We consider free cash flow to be a useful, supplemental measure of our ability to generate cash on a normalized basis. We use free cash flow to supplement GAAP measures in evaluating our flexibility to allocate capital and pursue opportunities that may enhance shareholder value and the effectiveness of our strategies, to make budgeting decisions and to compare our performance against that of our peer companies, many of which present similar non-GAAP financial measures.
We believe that while expenditures and dispositions of property, plant and equipment will fluctuate on a period-to-period basis, we seek to ensure that we have adequate capital on hand to maintain ongoing operations and enable growth of the business. Additionally, free cash flow is of limited usefulness in that it does not represent residual cash flows available for discretionary expenditures due to the fact the measures do not deduct the payments required for debt service and other contractual obligations or payments.
We define free cash flow as the sum of our cash (used in) provided by operating activities less our net capital expenditures. The net capital expenditures of the Company are defined as the gross capital expenditures for the purchase of property and equipment less the grant funding we received in order to make such purchases. Based on the nature of government grants for purposes of funding capital expenditures on our Starlab program, these grants are pass through for purposes of making capital expenditures as they are directly used to source funding on capital expenditures. Our calculation of free cash flow may not be comparable to the calculation of similarly titled measures reported by other companies.
Adjusted Earnings Per Share
We consider adjusted earnings per share to be a useful, supplemental measure of our operations on a per share basis adjusting for items that are considered either non-operational or significant infrequent expenses or that are sources of income that are not recurring to the business on a frequent basis. We define adjusted earnings per share as the net income/loss attributable to common stockholders adjusted for stock-based compensation, business acquisition costs, restructuring, deferred income tax expense, and other items mainly related to financing expenses and other individually immaterial items divided by our diluted basis number of weighted average shares outstanding during the period. Since the adjustments made for presentational purposes do not impact the tax basis of the Company, the adjustments have been presented on a tax free basis.
Innovation Spend
We are focused on delivering innovative solutions to the defense, national security and space end markets, and research and development is at the core of our business. We believe innovation spend and innovation spend excluding Starlab provide our management and investors useful measures of our aggregate spend on research and development type activities in support of our customers’ needs and our future growth.
However, innovation spend is an operating metric, not a financial measure calculated or presented in accordance with GAAP, and companies in our industry may calculate innovation spend or similar operating metrics differently than we do. We define innovation spend as research and development costs associated with IRS Section 174 categorization, as well as spend on designated development programs. Development programs are defined as initiatives that, when developed, will expand the Company’s product offerings under a customer funded arrangement. Innovation spend is comprised of various costs recognized in cost of sales and research and development costs within the consolidated statements of operations, as well as certain costs capitalized within property and equipment, net on our consolidated balance sheets. We define innovation spend excluding Starlab as innovation spend, minus the portion of innovation spend attributable to Starlab Space Stations.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this presentation that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding Voyager’s financial outlook, anticipated financial and operational performance and liquidity, including without limitation, long-term cash generation, and other projections. The words “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These forward-looking statements are based on and reflect our current expectations, estimates, assumptions and/or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither promises nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements to differ materially from those indicated by those statements including, but not limited to: our ability to generate, sustain and manage our growth given our limited operating history in an evolving industry; factors out of our control that affect our success and revenue growth; our ability to generate a sustainable order rate for our products and services and develop new technologies to meet customer needs; our compliance with development contracts with third-parties and losses from fixed price contracts; our history of losses and ability to achieve profitability; risks related to Starlab; the unpredictable environment of space; our customer concentration and risks with contracting with the U.S. government; risk related to our international operations, currency fluctuations and political or economic instability in markets in which we operate; risks related to our compliance with new or existing data privacy, cybersecurity and other applicable regulations; our inability to adequately enforce and protect our intellectual property; our ability to consummate future acquisitions on satisfactory terms or effectively integrate acquired operations; and other important factors discussed in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2026, as any such factors may be updated from time to time in our other filings with the SEC, accessible on the SEC’s website at www.sec.gov and our investor relations site at investors.voyagertechnologies.com.
The forward-looking statements included in this announcement are only made as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable law.
Website Disclosure
Investors and others should note that we announce material financial and operational information to our investors using press releases, SEC filings and public conference calls and webcasts, as well as our investor relations site at investors.voyagertechnologies.com. We may also use our website as a distribution channel of material information about the company. In addition, you may automatically receive email alerts and other information about Voyager when you enroll your email address by visiting the “Investor Email Alerts” option under the Resources tab on investors.voyagertechnologies.com.

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share and per share amounts)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$429,361	$491,329
Accounts receivable, net	12,163	29,819
Contract assets	35,796	29,786
Inventories	5,720	3,825
Prepaid expenses and other current assets	25,664	26,541
TOTAL CURRENT ASSETS	508,704	581,300
Property and equipment, net	191,433	164,286
Operating lease right-of-use assets	41,900	18,164
Intangible assets, net	94,749	98,982
Goodwill	157,674	157,674
Other assets	29,259	30,048
TOTAL ASSETS	$1,023,719	$1,050,454

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$19,851	$27,386
Contract liabilities	16,919	24,338
Operating lease liabilities	6,757	5,831
Accrued expenses and other current liabilities	67,726	75,472
TOTAL CURRENT LIABILITIES	111,253	133,027
Operating lease liabilities, non-current	36,296	13,336
Contract liabilities, non-current	7,903	7,899
Convertible notes, net	448,268	447,634
Deferred tax liabilities	12,021	8,858
Other long-term liabilities	3,506	10,167
TOTAL LIABILITIES	$619,247	$620,921
Class A common stock: $0.0001 par value per share; 400,000,000 shares authorized; 54,855,919 shares issued and 53,350,242 shares outstanding at March 31, 2026, 400,000,000 shares authorized, 54,546,859 shares issued, and 53,383,859 shares outstanding at December 31, 2025	5	5
Class B common stock: $0.0001 par value per share; 50,000,000 shares authorized, 5,758,566 shares issued and outstanding at March 31, 2026; 50,000,000 shares authorized and 5,758,566 shares issued and outstanding at December 31, 2025	1	1
Additional paid-in capital	823,076	797,438
Treasury stock, at cost	(35,880)	(27,702)
Accumulated other comprehensive loss	(64)	(95)
Accumulated deficit	(429,910)	(385,927)
Total Voyager Technologies, Inc. equity	357,228	383,720
Noncontrolling interests	47,244	45,813
TOTAL EQUITY	404,472	429,533
TOTAL LIABILITIES AND EQUITY	$1,023,719	$1,050,454

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2026	March 31, 2025
Net sales	$35,246	$34,507
Cost of sales	36,792	28,922
Gross (loss) profit	(1,546)	5,585
Operating expenses:
Selling, general, and administrative	31,357	26,286
Research and development	7,511	4,040
Amortization of acquired intangibles	4,233	1,548
Loss from operations	$(44,647)	$(26,289)
Other income (expense):
Finance and interest expense, net	(2,114)	(2,729)
Other income, net	4,043	1,137
Loss before income taxes	(42,718)	(27,881)
Income tax expense	3,226	48
Net loss	(45,944)	(27,929)
Net loss attributable to noncontrolling interests	(1,961)	(991)
Net loss attributable to Voyager Technologies, Inc.	(43,983)	(26,938)
Less: dividends accrued on preferred stock	—	6,001
Net loss available to common shareholders	(43,983)	(32,939)

Net loss per common share:
Basic	$(0.75)	$(2.30)
Diluted	$(0.75)	$(2.30)
Weighted-average shares outstanding:
Basic	58,339,505	14,339,521
Diluted	58,339,505	14,339,521

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended
	March 31, 2026	March 31, 2025
Cash Flows from Operating Activities:
Net loss	$(45,944)	$(27,929)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,033	2,602
Stock-based compensation	4,112	1,723
Amortization of operating lease right-of-use assets	1,205	670
Amortization of debt issuance costs and other non-cash interest expense	994	1,291
Deferred taxes	3,163	65
Non-cash services acquired	4,375	10,115
Other	(77)	(73)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	14,054	7,528
Prepaid expenses and other current assets	(2,231)	(3,165)
Contract assets	(6,010)	(1,227)
Inventories	(1,895)	284
Other assets	596	(485)
Accounts payable	(4,280)	(10)
Contract liabilities	(7,415)	(5,258)
Accrued expenses	(5,319)	252
Operating lease liabilities	(1,055)	(756)
Other liabilities	(18)	19
Net cash used in operating activities	$(39,712)	$(14,354)

Cash Flows from Investing Activities:
Purchases of property and equipment	(51,116)	(26,970)
Grant funding for property and equipment	24,034	18,000
Acquisition working capital settlement	(5,837)	—
Net cash used in investing activities	$(32,919)	$(8,970)

Cash Flows from Financing Activities:
Proceeds from the exercise of stock options	3,643	114
Proceeds from the issuance of Common stock, net	—	43,161
Proceeds from the issuance of Class C preferred stock, net	—	99,449
Sale of noncontrolling interest	7,039	—
2024 convertible note	—	130
Net cash provided by financing activities	$10,682	$142,854

Effect of foreign exchange on cash and cash equivalents	$(19)	$28
Net (decrease) increase in cash and cash equivalents	(61,968)	119,558
Cash and cash equivalent at the beginning of the period	491,329	55,930
Cash and cash equivalents at the end of the period	$429,361	$175,488

TABLE 1 - NET SALES
(Unaudited, in thousands)

	Three Months Ended		Change
	March 31, 2026	March 31, 2025	Year over Year	%
Net Sales:
Defense and Space Technologies	$36,157	$35,848	$309	0.9%
Starlab Space Stations	—	—	—	—
Total Net Sales, reportable segments	36,157	35,848	309	0.9%
Intersegment eliminations	(911)	(1,341)	430	(32.1)%
Total Net Sales	$35,246	$34,507	$739	2.1%
TABLE 2 - ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended
(dollars in thousands)	March 31, 2026	March 31, 2025
Net loss attributable to Voyager Technologies, Inc.	$(43,983)	$(26,938)
Finance and interest expense, net	2,114	2,729
Depreciation and amortization	6,033	2,602
Income tax expense	3,226	48
EBITDA	(32,610)	(21,559)
Stock-based compensation	4,129	1,723
Business acquisition costs(1)	411	156
Restructuring(2)	744	418
Net loss attributable to noncontrolling interests	(1,961)	(991)
Interest income	(3,819)	(1,085)
Other(3)	(225)	(18)
Adjusted EBITDA	$(33,331)	$(21,356)
________________
(1)Business acquisition costs include legal costs and incremental transaction costs associated with an acquisition.
(2)Restructuring includes costs for retention and severance payments related to management’s decision to undertake certain actions to realign our cost structure through workforce reductions and the closure of certain facilities, businesses and product lines.
(3)Other includes capital market and advisory fees related to advisors assisting with transitional activities associated with becoming a public company, changes in fair value of earn out liabilities, and foreign exchange gain/loss that are all individually insignificant for the period.

TABLE 3 - FREE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended
(dollars in thousands)	March 31, 2026	March 31, 2025
Net cash used in operating activities	$(39,712)	$(14,354)
Purchases of property and equipment	(51,116)	(26,970)
Grant funding for property and equipment	24,034	18,000
Free cash flow	$(66,794)	$(23,324)
TABLE 4 - ADJUSTED EARNINGS PER SHARE
(Unaudited, in thousands)

	Three Months Ended
(dollars in thousands, except per share data)	March 31, 2026	March 31, 2025
Net loss attributed to common shareholders	$(43,983)	$(32,939)
Stock-based compensation	4,129	1,723
Business acquisition costs(1)	411	156
Restructuring(2)	744	418
Deferred income tax expense	3,163	(2)
Other(3)	(225)	(18)
Adjusted net loss attributable to common shareholders	(35,761)	(30,662)
Adjusted net loss per common share	$(0.61)	$(2.14)
________________
(1)Business acquisition costs include legal costs and incremental transaction costs associated with an acquisition.
(2)Restructuring includes costs for retention and severance payments related to management’s decision to undertake certain actions to realign our cost structure through workforce reductions and the closure of certain facilities, businesses and product lines.
(3)Other includes capital market and advisory fees related to advisors assisting with transitional activities associated with becoming a public company, changes in fair value of earn out liabilities, and foreign exchange gain/loss that are all individually insignificant for the period.
TABLE 5 - INNOVATION SPEND
(Unaudited, in thousands)

	Three Months Ended
(dollars in thousands)	March 31, 2026	March 31, 2025
Qualified research and development under section 174	$45,040	$33,599
Development program innovation spend(1)	8,318	5,513
Innovation spend	53,358	39,112
Less: Starlab Space Stations innovation spend	36,571	29,378
Innovation spend excluding Starlab Space Stations	$16,787	$9,734
Innovation spend as a percentage of net sales	151.4%	113.3%
Innovation spend excluding Starlab Space Stations as a percentage of net sales	47.6%	28.2%

________________
(1)Development program innovation spend represents program spend on designated innovation programs within the business that is necessary for fulfillment of performance obligations on revenue generating programs.

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Source: Voyager Technologies, Inc.